Exhibit 99.1

UNWIRED PLANET ANNOUNCES CEO TRANSITION PLAN

Michael Mulica will Remain CEO Through the Transition and Intends to Remain on the Board of Directors

RENO, NV– February 19, 2013 – Unwired Planet, Inc. (Nasdaq: UPIP), today announced a chief executive officer transition plan. Current CEO, Michael Mulica, has agreed to remain as CEO through the appointment of his successor and has entered into a separation agreement with Unwired Planet in which he agrees to stay as CEO through May 31, 2013. The separation agreement sets forth the terms of his continued service during the transition and his eventual resignation as CEO. Mr. Mulica currently intends to remain on the board of directors for the foreseeable future.

“Mike has been instrumental in helping to architect and execute a complete transformation of Unwired Planet over the past one and a half years. During this time, he successfully led the divestiture of our legacy product businesses, the creation of our IP licensing strategy, facilitated a 100% replacement of staff, relocated our headquarters to Reno, Nevada, launched two legal actions against Apple and Google, and most recently consummated our recent transaction with Ericsson which greatly expands the market opportunity for Unwired Planet. I am very proud of what Mike has accomplished during his tenure and look forward to his continued active involvement in Unwired Planet.” said Peter Feld, Chairman of the Board of Directors.

Mr. Mulica stated, “Since joining Unwired Planet as CEO in October 2011, we have worked tirelessly to re-invent the company and position it for future success taking advantage of the billions of dollars spent on innovation and invention over the years. As a small, nimble, and highly focused company, Unwired Planet is now ready to emerge as the leader in the mobile IP licensing space. We have arrived at our strategic destination. I look forward to seeing the company through this transition and continuing to work with our talented team through my role as a member of the board of directors.”

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of more than 2,400 issued US and foreign patents include the technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push technology, maps and location based services, mobile application stores, social networking, mobile gaming and mobile search. Unwired Planet is headquartered in Reno, Nevada.

Safe Harbor for Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause the company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. These forward-looking statements are subject to a number of risks, including the ability of Unwired Planet to realize anticipated results of its strategy, the ability of Unwired Planet to deliver and capitalize on the opportunities of its strategy, the ability of Unwired Planet to execute its strategy as well as those risk factors discussed in filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K filed on September 7, 2012, and any subsequently filed reports on Forms 10-Q and 8-K or amendments thereto. The Company undertakes no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Public and Investor Relations

The Blueshirt Group

Mike Bishop, 415-217-4968

mike@blueshirtgroup.com

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